UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2015

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2015, the Board of Directors (the “Board”) of MasTec, Inc., a Florida corporation (“MasTec”), appointed Mr. Javier Palomarez as a Class II director to fill a vacancy in that Board Class. The terms of the current Class II directors do not expire until MasTec’s 2018 Annual Meeting of Shareholders. In accordance with MasTec’s Amended and Restated Bylaws and the Florida Business Corporation Act, Mr. Palomarez, however, will serve for an initial term ending at MasTec’s 2016 Annual Meeting of Shareholders, at which time he is currently expected to stand for election as a Class II director to serve until the expiration of the current Class II term. Mr. Palomarez has also been appointed to the Nominating and Corporative Governance Committee of the Board.

Mr. Palomarez is the President and Chief Executive Officer of the United States Hispanic Chamber of Commerce (“USHCC”), which promotes the economic growth, development and interests of Hispanic-owned businesses, advocates on behalf of American corporations and serves as the umbrella organization for local chambers and business associations nationwide. Mr. Palomarez serves on the National Advisory Council on Minority Business at the Department of Commerce, the Comcast NBCUniversal Joint Diversity Advisory Council, the Goldman Sachs 10,000 Small Businesses Advisory Board, and the Senate Task Force on Corporate Diversity and Inclusion.

Mr. Palomarez is the recipient of the Bnai Zion “Humanitarian of the Year” award, and in 2015 Mr. Palomarez was awarded the Distinguished Alumni Medallion from the National 4-H Council and was recognized by the Government of Mexico with the Ohtli Award. Prior to joining the USHCC, Mr. Palomarez served in various executive capacities with Allstate Insurance Corporation, Sprint, Inc. and Bank of America.

There are no arrangements or understandings between Mr. Palomarez and any other person pursuant to which Mr. Palomarez was appointed as a director of MasTec.

Mr. Palomarez will participate in the standard non-employee director compensation arrangements described under the section entitled “Compensation of Directors” in MasTec’s 2015 Proxy Statement, filed with the Securities and Exchange Commission on September 2, 2015.

Since the beginning of MasTec’s last fiscal year, MasTec has not engaged in any transaction, nor is there any currently proposed transaction, in which Mr. Palomarez had or will have a direct or indirect material interest in which the amount involved exceeded or would exceed $120,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: December 21, 2015	By:	/s/ Alberto de Cardenas
Name: Alberto de Cardenas
Title: Executive Vice President, General Counsel and Secretary